Exhibit (a)(vii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K


                          FIXED INCOME SECURITIES, INC.

                              ARTICLES OF AMENDMENT


      FIXED INCOME SECURITIES, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

      FIRST: In order to confirm the names of each of the Corporation's classes of authorized shares, the charter of the Corporation is amended so that the names of the classes of authorized shares of common stock of the Corporation as follows:

      Federated Limited Term Fund Class A Shares Federated Limited Term Fund Class F Shares Federated Limited Term Municipal Fund Class A Shares Federated Limited Term Municipal Fund Class F Shares Federated Strategic Income Fund Class A Shares Federated Strategic Income Fund Class B Shares Federated Strategic Income Fund Class C Shares Federated Strategic Income Fund Class F Shares

      SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to a change expressly permitted by Section 2-604 of the Maryland General Corporation Law to be made without action by stockholders; and the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

      IN WITNESS WHEREOF, Fixed Income Securities, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf as of May 27, 1997, by its duly authorized officers, who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                      FIXED INCOME SECURITIES, INC.


/s/ S. Elliott Cohan          By:  /s/ J. Christopher Donahue
S. Elliott Cohan              J. Christopher Donahue
Assistant Secretary           Executive Vice President